UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

               CONSENT STATEMENT PURSUANT TO SECTION 14(A) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

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[ ]      Preliminary Proxy Statement
[ ]      Confidential, for Use of the Commission Only
         (as permitted by Rule 14a-6(e)(2))
[ ]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[X]      Soliciting Material Pursuant to sec. 240.14a-12

                                 NEOPHARM, INC.
                (Name of Registrant as Specified in its Charter)

   (Name of Person(s) Filing Consent Statement, if other than the Registrant)

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

***FOR IMMEDIATE RELEASE***

CONTACT:
Larry Kenyon, Chief Financial Officer       Paul Arndt, Corporate
lkenyon@neophrm.com                         Communications Manager
847-295-8678 x 210                          parndt@neophrm.com
                                            847-295-8678 x 215

       NEOPHARM SETS RECORD DATE FOR CONSENT SOLICITATION AND REVOCATION

LAKE FOREST, ILLINOIS - SEPTEMBER 20, 2004 - NeoPharm, Inc. (Nasdaq: NEOL) today announced September 28, 2004 as the record date for determining stockholders of record of NeoPharm eligible to execute, withhold and revoke consents in connection with a consent solicitation made by John N. Kapoor, Ph.D., a member of the Company's Board of Directors.

Mr. Kapoor is seeking shareholder consent for the removal of the four independent members of the Company's Board of Directors and the replacement of such independent directors with a slate of three directors personally chosen by Mr. Kapoor. The Company has filed a preliminary consent revocation statement on
Schedule 14A in opposition to Mr. Kapoor's consent solicitation.

NeoPharm, its executive officers and its directors (other than Mr. Kapoor) may be deemed to be participants in the solicitation of revocations of consents in response to Mr. Kapoor's consent solicitation. Information regarding persons who may be deemed to be participants in such solicitation on behalf of NeoPharm may be found in NeoPharm's revised preliminary consent revocation statement, dated as of September 17, 2004. You may obtain a copy of the preliminary consent revocation statement without charge by accessing the SEC's website at www.sec.gov, or the company's website at www.neophrm.com.

About NeoPharm
NeoPharm is a publicly traded biopharmaceutical company dedicated to the research, discovery, and commercialization of new and innovative cancer drugs for therapeutic applications. NeoPharm has built its drug portfolio based on its two novel proprietary technology platforms: a tumor-targeting platform and the NeoLipid(TM) drug delivery system. The Company has a portfolio of anticancer compounds in various stages of development. Additional information about NeoPharm, recent news releases, and scientific abstracts related to the Company's drug compounds can be obtained by visiting NeoPharm's Website at: www.neophrm.com, or calling Paul Arndt at 847-295-8678x215.
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Forward Looking Statements - This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. The Company has tried to identify such forward-looking statements by use of such words as "expects," "intends," "hopes," "anticipates," "believes," "could," "may," "evidences" and "estimates," and other similar expressions, but these words are not the exclusive means of identifying such statements. Such statements include, but are not limited to, any statements relating to the Company's drug development program, including, but not limited to the initiation, progress and outcomes of clinical trials involving IL13-PE38QQR, and any other statements that are not historical facts. Such statements involve risks and uncertainties, including, but not limited to, those risks and uncertainties relating to difficulties or delays in development, testing, regulatory approval, production and marketing of the Company's drug and non-drug compounds, including, but not limited to IL13-PE38QQR, uncertainty regarding the availability of third party lyophilization capacity, unexpected adverse side effects or inadequate therapeutic efficacy of the Company's drug and non-drug compounds that could slow or prevent products coming to market, uncertainty regarding the Company's ability to market its drug and non-drug products directly or through independent distributors, the uncertainty of patent protection for the Company's intellectual property or trade secrets and other risks detailed from time to time in filings the Company makes with the Securities and Exchange Commission including our annual reports on Form 10-K and our quarterly reports on Forms 10-Q. Such statements are based on management's current expectations, but actual results may differ materially due to various factors, including those risks and uncertainties mentioned or referred to in this press release. Accordingly, you should not rely on these forward-looking statements as a prediction of actual future results.